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                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C.

                          SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                   EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]     Preliminary Proxy Statement
[ ]     Confidential, for Use of the Commission Only (as permitted by
        Rule14a-6(e)(2))
[ ]     Definitive Proxy Statement
[ ]     Definitive Additional Materials
[X]     Soliciting Material Pursuant to Rule 14a-12

                           BURLINGTON RESOURCES INC.
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               (Name of Registrant as Specified in its Charter)

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   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
    0-11. (1) Title of each class of securities to which transaction applies:

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       (2)   Aggregate number of securities to which transaction applies:

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       (3)   Per unit price or other underlying value of transaction
             computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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       (4)   Proposed maximum aggregate value of transaction:

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       (5)   Total fee paid:

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[ ] Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

       (1)   Amount Previously Paid:

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       (2)   Form, Schedule or Registration Statement No.:

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       (3)   Filing Party:

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       (4)   Date Filed:

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The following are sets of Questions and Answers that were first posted on
Burlington Resources Inc.'s intranet web site on February 9, 2006.

                         FREQUENTLY ASKED QUESTIONS

These questions and answers have been written to provide you with the information requested in employee meetings and on the Employee Resource Site. Employee questions that are similar in nature are grouped together, rephrased and answered by a team from Human Resources. Please note: If a conflict is discovered between these Q&As and the Plan Documents, the Plan Documents will prevail. For specific individual questions, you are encouraged to seek assistance from your Human Resources representative for answers related to your personal circumstances.

CHANGE IN CONTROL/SEVERANCE
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Q:   WHAT IS THE MAXIMUM SEVERANCE PAYMENT UNDER THE EMPLOYEE CHANGE IN
     CONTROL SEVERANCE PLAN?
A: The maximum severance payment is equivalent to two years of base salary and bonus.

Q: IS THE BONUS REFERRED TO IN THE EMPLOYEE CHANGE IN CONTROL SEVERANCE PLAN THE SAME ONE REFERRED TO IN THE INCENTIVE COMPENSATION PLAN?
A:   Yes.

Q: IF I RECEIVE A 2006 BONUS 30 DAYS AFTER THE MERGER CLOSING DATE, WILL THE PRO-RATA BONUS REFERRED TO IN THE CALCULATION OF THE SEVERANCE BENEFIT IN SECTION 4.2 OF THE EMPLOYEE CHANGE IN CONTROL SEVERANCE PLAN BE ZERO?
A: The answer depends on when your termination occurs. If your employment terminates during 2006, then you would be entitled to the greater of the pro-rata bonus referred to in the Severance Plan or the change in control bonus referred to in the Incentive Compensation Plan. Generally speaking, the bonus referred to in the Incentive Compensation Plan would be greater. However, if your employment terminates after Dec. 31, 2006, you would be entitled to a pro-rata bonus under the Employee Change in Control Severance Plan.

Q: DOES THE BONUS CALCULATION IN THE EMPLOYEE CHANGE IN CONTROL SEVERANCE PLAN INCORPORATE A PERCENTAGE OF YOUR SALARY OR A MONETARY AMOUNT?
A: The Bonus Amount referred to in the Plan is the higher of (1) your bonus opportunity at your current annual base salary or (2) the highest actual bonus payment (in terms of the dollar amount you received) under the Incentive Compensation Plan during the three years prior to termination.

Q:   CAN EMPLOYEES WHO RECEIVE SEVERANCE PAYMENTS DEFER THIS INCOME TO
     FUTURE YEARS?
A: No. Severance payments are reported as income during the year in which they are received and cannot be deferred.

Q: IF YOU REMAIN EMPLOYED BEYOND THE MERGER CLOSING DATE, DOES THAT TIME ADD TO YEARS OF SERVICE FOR THE SEVERANCE PAYMENT?
A: No. The years of service used in calculating the severance payment will be frozen as of the closing date.

Q:   HOW WILL U.K. SEVERANCE BE CALCULATED?
A: Severance Calculation Worksheets have been posted to the Employee Resource site. The worksheet designated International Employees provides U.K. severance calculations.

Q: IS THE VALUE OF ANNUAL PHANTOM STOCK AWARDS INCLUDED IN THE SEVERANCE CALCULATION?
A:   No. Phantom stock is not considered part of base salary or bonus.

Q: FOR NON-EXEMPT EMPLOYEES CALCULATING BASE PAY TO DETERMINE SEVERANCE BENEFITS, IS THE OVERTIME BASED ON YEAR-END 2005 OR ON THE PREVIOUS 12 MONTHS PRIOR TO THE MERGER CLOSING DATE?
A: The calculation will be computed using the 12 months prior to the merger date. So, if the close occurs on March 31, 2006, overtime paid from April 1, 2005 through March 31, 2006 would be included. These wages will then be added to the base salary for severance calculation purposes.

Q: CAN PART OF THE SEVERANCE PAYMENT BE APPLIED TO THE BR SAVINGS PLAN FOR U.S. EMPLOYEES? AND IF SO, WILL THIS BE MATCHED BY BR?
A: No. Severance payments are not eligible for deposit into the BR Savings Plan or for company matching.

COMPENSATION
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Q:   WHAT ARE THE U.S. LONG-TERM CAPITAL GAINS TAX IMPLICATIONS OF THE
     EARLY VESTING OF BR STOCK OPTIONS AND GRANTS, EXERCISING THESE OPTIONS, AND CONVERTING SHARES INTO CONOCOPHILLIPS STOCK?
A: We regret that BR is unable to provide tax advice to individuals regarding their specific situations. We recommend that you consult your personal tax specialist to determine what your tax liabilities may be.

Q: ARE EMPLOYEES ALLOWED TO EXERCISE THEIR STOCK OPTIONS PRIOR TO THE CHANGE IN CONTROL?
A: Employees are free to exercise their vested options at any time, unless a trading blackout period is in effect, such as before the issuance of a company earnings announcement.

Q: WILL THE VESTING OF BR'S STOCK OPTIONS AND RESTRICTED SHARES RESULT IN TAXABLE INCOME?
A: The vesting of stock options does not generate taxable income. However, income would result from the exercise of stock options at a profit and from the vesting of restricted shares. Questions concerning individual income tax implications of the change in control should be addressed to professional tax advisors.

Q:   WILL ALL PHANTOM STOCK VEST UPON THE CHANGE IN CONTROL?
A: All phantom stock granted under the 1998 Employee Phantom Stock Plan prior to Dec. 12, 2005 will vest upon the merger closing date. For each share of BR phantom stock held, the employee would receive a cash payment equal to the Fair Market Value of a share of BR stock on the merger closing date. Any phantom stock granted after Dec. 12, 2005 will continue with its normal vesting schedule unless your employment terminates under circumstances that entitle you to a severance benefit under the Employee Change in Control Severance Plan, in which case the phantom stock would vest upon your termination of employment.

BENEFIT PROGRAMS
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Q:   DOES THE MERGER AGREEMENT REQUIRE CONOCOPHILLIPS TO CONTINUE BR'S
     COMPENSATION AND BENEFIT PROGRAMS FOR ONGOING EMPLOYEES?
A: The merger agreement provides, in Section 6.8(b), that for at least 18 months following the merger, ConocoPhillips will provide BR employees who remain employed with compensation (it being understood that discretionary incentive and equity-based awards will remain discretionary) and employee benefits (i) pursuant to the BR compensation and employee benefit plans, programs, policies and arrangements that were in place immediately prior to the merger or
     (ii) pursuant to compensation and employee benefit plans, programs, policies and arrangements providing coverage and benefits, which, in the aggregate, are no less favorable than those provided pursuant to BR's plans, programs, policies and arrangements immediately prior to the merger.

Q: UPON THE CLOSING DATE, CAN I CHANGE THE PERCENTAGE OF MY SALARY BEING WITHHELD AND CONTRIBUTED TO THE U.S. BR SAVINGS PLAN?
A: Yes. Employees may change their U.S. BR Savings Plan contribution rates at any time, up to the limits defined in the plan. This eligibility is not affected by the change in control.

Q: WHAT WILL HAPPEN TO THE BR STOCK HELD IN THE U.S. BR SAVINGS PLAN? WILL IT CONVERT TO CASH AND CONOCOPHILLIPS STOCK?
A: Yes. Each BR share held in the Retirement Savings Plan will convert to a combination of $46.50 in cash and 0.7214 shares of ConocoPhillips stock, and the plan will reinvest the cash into ConocoPhillips stock. The BR Savings Plan carries shares on a unitized basis. Thus, the proportion of your U.S. BR Saving Plan balance that is held in stock will remain unchanged. Of course, employees may change their investment allocations at any time before or after the change in control.

Q:   WHERE MAY I FIND INFORMATION ABOUT COBRA AND THE CONTINUATION OF
     BENEFITS?
A: For further information on COBRA law provisions governing the extended coverage in the U.S., including frequently asked questions, see this U.S. Department of Labor Web site:
     http://www.dol.gov/ebsa/faqs/faq_consumer_cobra.html

Q:   WHAT WILL HAPPEN TO AN EMPLOYEE'S VACATION POST CLOSE THROUGH THE END
     OF 2006?
A: The BR Vacation Policy that currently governs your vacation will remain in effect through the end of 2006.

Q: IF YOU ARE A TRANSITION EMPLOYEE, WHEN WOULD YOUR 18 MONTHS OF EXTENDED BENEFITS COVERAGE BEGIN?
A: Your extended coverage would be triggered by the termination of your employment at the end of your transition period. Until that time and throughout your service on a transitional status, you would continue to be eligible for BR's usual benefits during 2006, and for ConocoPhillips' usual benefits afterward.

Q: WHAT HAPPENS TO FUNDS ALLOCATED DURING 2006 TO U.S. FLEXIBLE SPENDING ACCOUNTS IN THE EVENT THAT AN EMPLOYEE IS SEVERED?
A: If an employee contributes to BR's U.S. Flexible Spending Accounts for HealthCare and/or Dependent Daycare during 2006, these contributions will continue until the date employment ends. At that time contributions will cease and unused balances will be forfeited, unless the participant decides to continue contributions on an after-tax basis for the remainder of 2006, which will keep their FSA program active.

EMPLOYMENT
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Q:   HOW QUICKLY WILL EX-PAT EMPLOYEES RECEIVE A JOB OFFER OR SEVERANCE?
A: BR will communicate directly with all ex-pat employees as soon as each individual's job status has been determined. We anticipate that all employees will know their job status by April 1.

Q:   WILL NON-EXEMPT EMPLOYEES BE CONSIDERED FOR EMPLOYMENT BY
     CONOCOPHILLIPS?
A: The staffing process will be the same for non-exempt employees as for exempt employees. As the integration process proceeds, the staffing needs of each department will be thoroughly analyzed with decisions on individual positions determined by organizational needs. We anticipate that all employees will know their job status by April 1.

Q:   HOW WILL THE REMAINING UNPAID PORTIONS OF SIGN-ON BONUSES BE HANDLED?
A: Employees who are owed portions of their sign-on bonuses will continue receiving these payments as regularly scheduled if they continue with the new organization. If they are severed in accordance with the Employee Change in Control Severance Plan, they will receive the balance of their sign-on bonus in their final paycheck. Employees who leave voluntarily without Good Reason, as defined in the Employee Change in Control Severance Plan, will not receive the balance of their sign-on bonus payments.

Q:   HOW WILL THE EQUIVALENCY LEVELS OF BR AND CONOCOPHILLIPS JOBS BE
     DETERMINED?
A: The Human Resources staffs of both companies are conducting broad-scale data mapping of jobs by examining job titles, responsibilities, salaries and bonus levels. Employees who are extended job offers by ConocoPhillips will be provided with information about the specific responsibilities of the positions they are being offered.

Q: HOW WILL THE CHANGE IN CONTROL IMPACT THE STATUS OF EMPLOYEES WHO ARE ON DISABILITY LEAVE?
A: Every employee's job status will be determined during the integration process with the goal of communicating that status by April 1 - including employees who are on disability leave. The change in control will not alter the benefits and other provisions to which these employees are entitled, and their individual situation will be discussed with them when the details have been determined.

INTEGRATION
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Q:   WHAT ARE THE ETHNIC BREAKDOWNS OF THE CURRENT CONOCOPHILLIPS EMPLOYEES
     IN BARTLESVILLE?
A: Below is the population breakdown of Bartlesville from a community standpoint. This information also is available on the Bartlesville Web site under Quality of Life at www.bartlesville.com. Additionally, many employees choose to live in surrounding areas, including the city of Tulsa.

           Description                       1990 Census       2000 Census

           Total Population
           Bartlesville                           34,256            34,748
           % White                                 88.58              82.1
           % Black                                  3.33               3.2
           % Asian                                   1.1               1.0
           % Hispanic                                1.8               3.0
           % Other                                  8.09              10.7
           Total Households                       14,013            14,565
           Avg. Household Size                      2.41              2.35

Q: WHAT EMPLOYEE AMENITIES DOES CONOCOPHILLIPS OFFER? I.E., EXERCISE FACILITY, CAFETERIA OR FOOD SERVICE, DAY CARE?
A: Amenities vary across the ConocoPhillips locations, but employees in Houston and Bartlesville have access to wellness-fitness facilities, full-service cafeterias, sundry shops, credit unions, parking and leisure travel services. ConocoPhillips Center in Houston is currently undergoing renovation which includes construction of a multi-story parking garage and new fitness center.

Q: DOES CONOCOPHILLIPS HAVE THE SAME TYPE OF MOTTO AS FAR AS "WORK/LIFE BALANCE" THAT BURLINGTON HAS INCORPORATED?
A: Work/life balance means different things to different people. Some employees prefer more time to spend with their families, while others thrive on time-intensive assignments and/or travel. ConocoPhillips has jobs to suit a variety of lifestyles and encourages employees and their supervisors to discuss on an individual basis how to best align employee and company expectations.

Q:   WHAT IS CONOCOPHILLIPS' PHILOSOPHY?
A: ConocoPhillips is committed to setting the standard of excellence in everything we do. ConocoPhillips' "Purpose and Values" are essential building blocks in the continued success of the company. Together, these ideas represent "The SPIRIT of Performance" and are an integral part of ConocoPhillips' search for greatness. For more, see: Purpose and Values in the About ConocoPhillips section of www.conocophillips.com.

Q: ARE THERE CONOCOPHILLIPS EMPLOYEES WORKING IN LOCATIONS IN HOUSTON OTHER THAN THE WEST HOUSTON COMPLEX THAT IS BEING RENOVATED AND ENLARGED?
A: ConocoPhillips leases offices at the nearby Threadneedle and Westlake complexes in Houston.

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             CAUTIONARY STATEMENTS RELEVANT TO FORWARD-LOOKING
       INFORMATION FOR THE PURPOSE OF "SAFE HARBOR" PROVISIONS OF THE
              PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

     Except for the historical and factual information contained herein, the matters set forth in this filing, including statements as to the expected benefits of the acquisition such as efficiencies, cost savings, market profile and financial strength, timing expectations to complete the merger, and the competitive ability and position of the combined company, and other statements identified by words such as "estimates, "expects," "projects," "plans," and similar expressions are forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially, including required approvals by Burlington Resources shareholders and regulatory agencies, the possibility that the anticipated benefits from the acquisition cannot be fully realized, the possibility that costs or difficulties related to the integration of Burlington Resources operations into ConocoPhillips will be greater than expected, the impact of competition and other risk factors relating to our industry as detailed from time to time in each of ConocoPhillips' and Burlington Resources' reports filed with the SEC. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of their dates. Burlington Resources undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

                ADDITIONAL INFORMATION AND WHERE TO FIND IT

     In connection with the proposed transaction, ConocoPhillips has filed a preliminary registration statement on Form S-4, Burlington Resources will file a proxy statement and both companies will file other relevant documents concerning the proposed merger transaction with the Securities and Exchange Commission (SEC). INVESTORS ARE URGED TO READ THE FORM S-4, PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING THE MERGER. Investors may obtain free copies of the Form S-4, proxy statement and the other documents at the website maintained by the SEC at www.sec.gov. In addition, you may obtain documents filed with the SEC by ConocoPhillips free of charge by contacting ConocoPhillips Shareholder Relations Department at (281) 293-6800, P.O. Box 2197, Houston, Texas, 77079-2197. You may obtain documents filed with the SEC by Burlington Resources free of charge by contacting Burlington Resources Investor Relations Department at (800) 262-3456, 717 Texas Avenue, Suite 2100, Houston, Texas 77002, e-mail:
IR@br-inc.com.

                 INTEREST OF CERTAIN PERSONS IN THE MERGER

     ConocoPhillips, Burlington Resources and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies from Burlington Resources' stockholders in connection with the merger. Information about the directors and executive officers of ConocoPhillips and their ownership of ConocoPhillips stock will be set forth in the proxy statement for ConocoPhillips' 2006 Annual Meeting of Stockholders. Information about the directors and executive officers of Burlington Resources and their ownership of Burlington Resources stock is set forth in Burlington Resources' proxy statement for its 2005 annual meeting, which was filed with the SEC on March 10, 2005. Investors may obtain additional information regarding the interests of such participants by reading the Form S-4 and proxy statement for the merger.

     Investors should read the Form S-4 and proxy statement carefully before making any voting or investment decision.